Exhibit 11

COMPUTATION OF PER SHARE EARINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's, Inc. for the three and nine months ended May 31, 2000 and 1999.

Three months ended May 31, 2000:
     22,420,375 x shares outstanding for 92 days          2,062,674,500
     Divided by number of days in the period                         92
                                                          _____________
                                                             22,420,375

Nine months ended May 31, 2000:
     22,420,375 x shares outstanding for 274 days         6,143,182,750
     Divided by number of days in the period                        274
                                                          _____________
                                                             22,420,375

Three months ended May 31, 1999
     22,420,375 x shares outstanding for 92 days          2,062,674,500
     Divided by number of days in the period                         92
                                                          _____________
                                                             22,420,375

Nine months ended May 31, 1999
     23,270,675 x shares outstanding for  52 days         1,210,075,100
     23,163,097 x shares outstanding for   9 days           208,467,873
     22,870,798 x shares outstanding for  30 days           686,123,940
     22,626,065 x shares outstanding for  31 days           701,408,015
     22,420,375 x shares outstanding for 151 days         3,385,476,625
                                                          _____________
                                                          6,191,551,553
     Divided by number of days in the period                        273
                                                          _____________
                                                             22,679,676